Exhibit 31.5
Certification of Co-Chief Executive Officer of Barings Private Credit Corporation
pursuant to Rule 13a-14(a) under the Exchange Act,
as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
I, Jonathan Bock, as Co-Chief Executive Officer, certify that:
1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Barings Private Credit Corporation; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ JONATHAN BOCK
Jonathan Bock
Co-Chief Executive Officer

April 29, 2022